Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Cameron Moss	Washington, D.C. 20037
	202.266.7538	www.advisory.com
MossC@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS RESULTS FOR

QUARTER AND NINE MONTH PERIOD ENDED DECEMBER 31, 2014

Company Reports Quarterly Revenue of $150 Million and Contract Value of $602 Million;

Announces Launch of Two New Programs; Announces Guidance

WASHINGTON, D.C. — (February 11, 2015) — The Advisory Board Company (NASDAQ: ABCO), a global technology, research, and services company providing the leading cloud-based comprehensive performance platform for the health care and higher education industries, today announced financial results for the quarter and nine month period ended December 31, 2014, highlighted by 15% growth in contract value and quarterly revenue.

Robert Musslewhite, Chairman and Chief Executive Officer of The Advisory Board Company, commented, “Overall, 2014 was another successful year for The Advisory Board Company, continuing our track record of incredible value delivered to our members, transformational impact on the industries we serve, mid-teens growth, and strong margin performance. In addition, our acquisition of Royall & Company, which became effective on January 9, was a key addition to the firm, expanding our impact and membership while maintaining all key attributes of our successful business model. Our subscription based model and high renewal rates typically provide reliable forward insight into future performance, and I am pleased to have visibility into another strong year for calendar 2015, with expectations for revenue growth of 14-17% and significant margin expansion.”

Mr. Musslewhite continued, “I am pleased to announce today two new product launches. First, on the health care side, we launched the Purchased Services Management Program. Purchased outsourced functions such as food, transcription, clinical engineering, and facilities maintenance comprise 40% or more of the average hospital’s expenses but are often poorly managed, with unscrutinized long-term contracts. Further, when contracts are re-negotiated or bid out, hospitals often lack the data and skills to negotiate not only the contract price but also the various other terms and conditions that ultimately determine the value of the service. The Purchased Services Management Program is a templatized service offering which leverages know-how and proven practices to develop strategies for effectively negotiating purchased services contracts. Through our deep category knowledge and significant experience negotiating and executing service contracts, the program delivers contract savings and elevated performance standards. With pilot projects that have yielded multi-million dollar ROI, the Purchased Services Management Program has had a strong kick-off, and we are excited about its potential.”

Mr. Musslewhite concluded, “I am also pleased to announce today our latest launch into the higher education industry, the Enrollment Management Forum, a renewable research program focused on the critical strategic issues surrounding enrollment at colleges and universities today. With best practice research, peer networking, and benchmarking tools, the Enrollment Management Forum addresses such topics as elevating net revenue management, maximizing student yield, meeting the student success imperative, and building a high-performance, data-driven enrollment function. A strong complement to the capabilities we gained through the Royall & Company acquisition, the Enrollment Management Forum is off to a great start, and we are confident that it will provide outstanding value to members, both as a stand-alone program and through its synergies with the capabilities Royall & Company brings to the company.”

Revenue for the quarter increased 15% to $150.2 million, from $131.0 million for the quarter ended December 31, 2013. Contract value increased 15% to $601.8 million as of December 31, 2014, up from $522.5 million as of December 31, 2013. For the quarter ended December 31, 2014, net loss attributable to common stockholders was $5.0 million, or $0.14 per diluted share, compared to net income attributable to common stockholders of $3.8 million, or $0.10 per diluted share, for the quarter ended December 31, 2013. For the quarter ended December 31, 2014, adjusted EBITDA was $22.6 million, up from $21.4 million for the quarter ended December 31, 2013. Adjusted net income for the quarter ended December 31, 2014 was $9.5 million, or $0.26 per diluted share, which was unchanged from the quarter ended December 31, 2013. Adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share are all non-GAAP financial measures.

For the nine month period ended December 31, 2014, revenue increased 14% to $436.2 million, from $382.6 million for the nine months ended December 31, 2013. Net loss attributable to common stockholders was $1.7 million, or $0.05 per diluted share, for the nine month period ended December 31, 2014, compared to net income attributable to common stockholders of $16.5 million, or $0.45 per diluted share, for the nine months ended December 31, 2013. For the nine month period ended December 31, 2014, adjusted EBITDA was $72.0 million, up from $66.2 million for the nine months ended December 31, 2013. Adjusted net income for the nine month period ended December 31, 2014 was $36.4 million, or $1.00 per diluted share, compared to $32.3 million, or $0.88 per diluted share, for the nine months ended December 31, 2013.

Outlook for Calendar Year 2015

The Company is providing financial guidance for calendar year 2015. For calendar year 2015, the Company expects adjusted revenue to be in a range of approximately $780 million to $800 million, adjusted EBITDA to be in a range of approximately $170 million to $180 million, and non-GAAP earnings per diluted share to be in a range of approximately $1.22 to $1.35. For calendar year 2015, the Company expects stock-based compensation expense to be approximately $32.5 million, debt expense to be approximately $27.0 million, amortization from acquisition-related intangible assets to be approximately $31 million, and amortization from non-acquisition related assets to be approximately $47 million. For calendar year 2015, the Company expects capital expenditures to be in a range of approximately $60 million to $65 million and an effective tax rate in a range of approximately 45% to 47%.

Non-GAAP Financial Measures

This press release and the accompanying tables present information about the Company’s adjusted EBITDA, adjusted net income, and non-GAAP earnings per diluted share, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” for the three and nine months ended December 31, 2014 and 2013 refers to net income attributable to common stockholders before adjustment for the items set forth in the first table. The term “adjusted net income” for the three and nine months ended December 31, 2014 and 2013 refers to net income attributable to common stockholders excluding the net of tax effect of the items set forth in the second table below. The term “non-GAAP earnings per diluted share” for the three and nine months ended December 31, 2014 and 2013 refers to earnings per diluted share excluding the net of tax effect of the items set forth in the third table below. The term adjusted revenue for fiscal year 2015 refers to revenue before the effect of the fair value adjustment to the acquired deferred revenue of Royall & Company in accordance with purchase accounting.

A reconciliation of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA or non-GAAP earnings per diluted share to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in loss of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net (loss) income attributable to common stockholders	$(4,990)	$3,771	$(1,677)	$16,465
Equity in loss of unconsolidated entities	3,193	1,413	6,540	3,320
Accretion of non-controlling interest to redemption value	(637)	—	6,253	—
Provision for income taxes	(869)	3,170	3,774	12,311
Other expense (income), net	1,186	(360)	1,327	(1,974)
Depreciation and amortization	11,237	8,712	29,994	21,952
Write-off of capitalized software	2,086	—	2,086	—
Acquisition and similar transaction charges	5,264	—	5,532	573
Fair value adjustments to acquisition-related earn-out liabilities	(100)	—	(600)	(250)
Vacation accrual adjustment	—	—	850	—
Stock-based compensation expense	6,249	4,728	17,965	13,794

Adjusted EBITDA	$22,619	$21,434	$72,044	$66,191

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net (loss) income attributable to common stockholders	$(4,990)	$3,771	$(1,677)	$16,465
Equity in loss of unconsolidated entities	3,193	1,413	6,540	3,320
Accretion of non-controlling interest to redemption value	(637)	—	6,253	—
Amortization of acquisition-related intangibles, net of tax	1,984	1,424	5,697	3,790
Write-off of capitalized software, net of tax	1,537	—	1,537	—
Acquisition and similar transaction charges, net of tax	3,880	—	4,042	352
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(74)	—	(501)	(154)
Loss on investment in common stock warrants, net of tax	—	—	108	—
Vacation accrual adjustment, net of tax	—	—	777	—
Stock-based compensation expense, net of tax	4,605	2,908	13,599	8,484

Adjusted net income	$9,498	$9,516	$36,375	$32,257

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net (loss) income attributable to common shareholders per share - Diluted	$(0.14)	$0.10	$(0.05)	$0.45
Equity in loss of unconsolidated entities	0.09	0.04	0.18	0.09
Accretion of non-controlling interest to redemption value	(0.02)	—	0.18	—
Amortization of acquisition-related intangibles, net of tax	0.06	0.04	0.16	0.10
Write-off of capitalized software, net of tax	0.04	—	0.04	—
Acquisition and similar transaction charges, net of tax	0.11	—	0.11	0.01
Fair value adjustments to acquisition-related earn-out liabilities, net of tax	(0.01)	—	(0.01)	—
Loss on investment in common stock warrants, net of tax	—	—	—	—
Vacation accrual adjustment, net of tax	—	—	0.02	—
Stock-based compensation expense, net of tax	0.13	0.08	0.37	0.23

Non-GAAP earnings per diluted share	$0.26	$0.26	$1.00	$0.88

Web and Conference Call Information

As previously announced, the Company will hold a conference call to discuss its third quarter performance this evening, February 11, 2015, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Wednesday, February 11, 2015, until 11:00 p.m. Eastern Time on Wednesday, February 18, 2015.

About The Advisory Board Company

The Advisory Board Company is a global technology, research, and services firm partnering with 5,000 organizations and more than 230,000 leaders across health care and higher education. Through its innovative membership model, the Company collaborates with executives and their teams to elevate performance and solve their most pressing challenges. The Company provides strategic guidance, actionable insights, web-based software solutions, and comprehensive implementation and management services. For more information, visit the firm’s website, www.advisory.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the Company’s expectations regarding its revenue, adjusted EBITDA, non-GAAP earnings per diluted share, stock-based compensation expense, debt expense, amortization from acquisition-related intangible assets, amortization from non-acquisition related intangible assets and effective tax rate for calendar year 2015 are based on information available to the Company as of February 11, 2015, the date of this news release, as well as the Company’s current projections, forecasts, and assumptions, and are subject to risks and uncertainties. You are hereby cautioned that these statements may be affected by certain factors, including those set forth below. Consequently, actual operations and results may differ materially from the results discussed or implied in the forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ materially from those indicated or implied by the forward-looking statements include, among others, changes in the financial condition of the health care industry, our dependence on renewal of membership-based services, the need to attract new business and retain current members and qualified personnel, new product development, competition, risks associated with the Company’s software tools and management and advisory services, risks relating to privacy, information security, and other laws and standards related to the health care and education industries, maintaining our third-party provider relationships and strategic alliances, our ability to license technology from third parties, impairment of goodwill, our level of indebtedness, various factors related to income and other taxes, and any failure to recognize the anticipated benefits of our acquisition of Royall Acquisition Co., as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and in our subsequent filings with the Securities and Exchange Commission, which are available for review at the Securities and Exchange Commission’s website at www.sec.gov. Additional information will also be set forth in the Company’s Report on Form 10-KT for the transition period ended December 31, 2014 to be filed with the Securities and Exchange Commission.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements made in this news release, which speak only as of the date of this news release. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

# # #

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected	Nine Months Ended		Selected
	December 31,		Growth	December 31,		Growth
	2014	2013	Rates	2014	2013	Rates
Statements of Income
Revenue	$150,188	$131,038	14.6%	$436,228	$382,595	14.0%

Cost of services, excluding depreciation and amortization (1) (2)	81,807	69,521		230,103	205,328
Member relations and marketing (1)	27,803	25,500		81,171	69,886
General and administrative (1) (3) (4)	29,372	19,430		76,657	55,426
Depreciation and amortization (5)	11,237	8,712		29,994	21,952
Write-off of capitalized software	2,086	—		2,086	—

Operating income	(2,117)	7,875		16,217	30,003
Other (expense) income, net (6)	(1,186)	360		(1,327)	1,974

(Loss) income before provision for income taxes and equity in loss of unconsolidated entities	(3,303)	8,235		14,890	31,977
Provision for income taxes	869	(3,170)		(3,774)	(12,311)
Equity in loss of unconsolidated entities	(3,193)	(1,413)		(6,540)	(3,320)

Net (loss) income before allocation to noncontrolling interest	(5,627)	3,652		4,576	16,346
Net loss and accretion to redemption value attributable to noncontrolling interest (7)	637	119		(6,253)	119

Net (loss) income attributable to common stockholders	$(4,990)	$3,771		$(1,677)	$16,465

Net (loss) income attributable to common stockholders per share
Basic	$(0.14)	$0.10		$(0.05)	$0.46
Diluted	$(0.14)	$0.10		$(0.05)	$0.45
Weighted average common shares outstanding
Basic	36,037	36,063		36,213	35,812
Diluted	36,037	37,112		36,213	36,876
Contract Value (at end of period)	$601,842	$522,532	15.2%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (1) (2)	54.5%	53.1%		52.7%	53.7%
Member relations and marketing (1)	18.5%	19.5%		18.6%	18.3%
General and administrative (1) (3) (4)	19.6%	14.8%		17.6%	14.5%
Depreciation and amortization (5)	7.5%	6.6%		6.9%	5.7%
Operating income	-1.4%	6.0%		3.7%	7.8%
Net income attributable to common stockholders	-3.3%	2.9%		-0.4%	4.3%

(1) Amounts include stock-based compensation, as follows:
Cost of services	1,972	1,456		5,977	4,145
Member relations and marketing	1,126	944		3,348	2,845
General and administrative	3,151	2,328		8,640	6,804

(2) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:
Cost of services	(100)	—		(600)	(250)

(3) Amounts include acquisition and transaction related costs, as follows:
General and administrative	5,264	—		5,532	573

(4) Amounts include Vacation accrual adjustment in fiscal year as follows:
General and administrative	—	—		850	—

(5) Amounts include amortization of acquisition-related intangibles, as follows:
Depreciation and amortization	2,692	2,315		7,566	6,163

(6) Amounts include loss on investment in common stock warrants, as follows:
Other income, net	—	—		180	—

(7) Amount represents non-cash charge to accrete redeemable non-controlling interest to redemption value
	637	119		(6,253)	119

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	March 31,
	2014	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,936	$23,129
Marketable securities, current	14,714	2,452
Membership fees receivable, net	539,061	447,897
Prepaid expenses and other current assets	19,786	27,212
Deferred income taxes, current	14,936	5,511

Total current assets	661,433	506,201
Property and equipment, net	135,107	102,457
Intangible assets, net	38,973	33,755
Deferred incentive compensation and other charges	89,010	86,147
Marketable securities, net of current portion	—	161,944
Goodwill	186,895	129,424
Investments in and advances to unconsolidated entities	9,316	15,857
Other non-current assets	5,370	5,550

Total assets	$1,126,104	$1,041,335

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$501,785	$459,827
Accounts payable and accrued liabilities	80,787	77,815
Accrued incentive compensation	32,073	28,471

Total current liabilities	614,645	566,113
Deferred revenue, net of current portion	167,014	127,532
Deferred income taxes, net of current portion	9,300	1,556
Other long-term liabilities	14,233	8,975

Total liabilities	805,192	704,176

Redeemable noncontrolling interest	—	100
The Advisory Board Company’s stockholders’ equity:
Common stock	361	363
Additional paid-in capital	443,367	429,932
Accumulated deficit	(122,898)	(91,468)
Accumulated other comprehensive (loss) income	82	(1,541)

Total stockholders’ equity controlling interest	320,912	337,286
Equity attributable to noncontrolling interest	—	(227)

Total stockholders’ equity	320,912	337,059

Total liabilities and stockholders’ equity	$1,126,104	$1,041,335

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income before allocation to noncontrolling interest	$4,576	$16,346
Adjustments to reconcile net income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	29,994	21,952
Write-off of capitalized software	2,086	—
Deferred income taxes	(1,071)	(585)
Excess tax benefits from stock-based awards	(1,815)	(16,583)
Stock-based compensation expense	17,964	13,794
Amortization of marketable securities premiums	1,331	2,020
Loss on investment in common stock warrants	180	—
Equity in loss of unconsolidated entities	6,540	3,320
Changes in operating assets and liabilities:
Membership fees receivable	(82,689)	(79,697)
Prepaid expenses and other current assets	9,827	16,264
Deferred incentive compensation and other charges	(2,863)	(11,548)
Deferred revenue	78,160	101,861
Accounts payable and accrued liabilities	5,311	3,921
Acquisition-related earn-out payments	(3,348)	(2,212)
Accrued incentive compensation	3,602	3,877
Other long-term liabilities	(2,886)	855

Net cash flows provided by operating activities	64,899	73,585

Cash flows from investing activities:
Purchases of property and equipment	(48,134)	(35,692)
Capitalized external use software development costs	(3,826)	(3,722)
Investments in and loans to unconsolidated entities	—	(15,641)
Cash paid for acquisitions, net of cash acquired	(77,468)	(46,036)
Redemptions of marketable securities	151,420	48,676
Purchases of marketable securities	—	(38,762)

Net cash flows provided by (used in) investing activities	21,992	(91,177)

Cash flows from financing activities:
Proceeds from issuance of stock from exercise of stock options	4,294	17,478
Withholding of shares to satisfy minimum employee tax withholding	(7,611)	(5,796)
Proceeds from issuance of stock under employee stock purchase plan	432	374
Excess tax benefits from stock-based awards	1,815	16,583
Purchases of treasury stock	(36,014)	(16,159)

Net cash flows (used in) provided by financing activities	(37,084)	12,480

Net increase (decrease) in cash and cash equivalents	49,807	(5,112)
Cash and cash equivalents, beginning of period	23,129	57,829

Cash and cash equivalents, end of period	$72,936	$52,717